                                                                   EXHIBIT 10.19

                               RADIO METRIX, INC.


TELEPHONE              1515 RINGLING BOULEVARD, SUITE 800          FAX
(813)-366-9361               SARASOTA, FLORIDA 34236          (813)-366-9507
                                 (800)-242-7489


                                                December 1, 1994



Mr. Pete Lefferson, P.E.
6102. 7th Avenue North
St. Petersburg, Florida 33710-7015


Dear Pete:


        This correspondence confirms the Award for you to participate in two percent of the net profits received by Radio Metrix Inc. from the sale of sliding gates, overhead doors and all other products authorized or manufactured by Radio Metrix Inc. which incorporate the multiple antenna sensing technology worked on by you. This Award expands the previous Award granted to you on September 23, 1993 for two percent of the net profits received by Radio Metrix Inc. for the sale of parking barrier boom products which also incorporates technology worked on by you.


        All of the definitions, terms, conditions, limitations and requirements set forth in the September 23, 1993 Award to you are incorporated herein by reference.


        The foregoing Award is subject to the condition that you provide ongoing professional services (during lifetime) in connection with the commercialization and ongoing development and marketing of the products covered by this Award. Upon your death or disability, the Award is vested, even though you will not be able to provide ongoing professional services.


       As consideration for this Award, you agree to assign to Radio Metrix Inc. any interest or rights you may have as inventor of the multiple antenna sensing technology or any other inventions relating to the product applications described in this Award.


        The Award granted herein is in recognition of the excellent professional services demonstrated by you in connection with the development of the multiple antenna sensing technology and your excellent efforts in coordinating with Radio Metrix Inc. and Brent Simon in this ongoing development effort. We at Radio Metrix Inc. appreciate your talent, professionalism and dedication.


        We look forward to a long-term, professional relationship.

                                            Sincerely, Radio Metrix Inc.

                                            /s/ STEPHEN A. MICHAEL
                                            Stephen A. Michael
                                            President

SAM\kcm


        Net profit interest in the multiple antenna sensing technology based Radio Metrix Inc. products and all terms and conditions related thereto are hereby accepted.




                                              /s/ PETE LEFFERSON, P.E.
                                              ----------------------------------
                                              Pete Lefferson, P.E.

                               RADIO METRIX, INC.


TELEPHONE              1515 RINGLING BOULEVARD, SUITE 800          FAX
(813)-366-9361               SARASOTA, FLORIDA 34236          (813)-366-9507
                                 (800)-863-9361



                                               September 23, 1993



Mr. Pete Lefferson, P.E.
6101 7th Avenue North
St. Petersburg, Florida 33710-7015

Dear Pete:

        This correspondence confirms the Award for you to participate in two percent of the net profit received by Radio Metrix Inc. from the sale of parking barrier boom products which incorporate the sensing technology worked on by you. The Award is in recognition of the excellent professional services demonstrated by you in connection with the development of the parking barrier boom products, and your agreement to provide ongoing commercialization services for the barrier boom product. We at Radio Metrix Inc. appreciate your talent, professionalism, and dedication.

        The Award entitles you to two percent of the net profit received by Radio Metrix Inc. from the sale of parking barrier boom products which incorporate the sensing technology worked on by you. For purposes hereof, the term "Net Profits" shall mean receipts (after deduction for discounts, refunds, rebates, and other similar payments or adjustments) from the sale of parking barrier boom products less all expenses associated therewith, which shall include, but shall not be limited to, license and royalty payments required to be made by Radio Metrix Inc., manufacturing costs, marketing costs, general overhead and administrative costs, ongoing product development, ownership, and marketing costs. Radio Metrix Inc. shall, in the exercise of its discretion, determine the amount and allocation of expenses for purposes hereof. Payment to you of the two percent net profit interest will be made on a quarterly basis and will be accompanied by a short-form statement of Net Profits. Sale of products shall mean product sales in the ordinary course of business and shall also include license agreements or sale of technology. In the event all or substantially all of the stock or assets of Radio Metrix Inc. are sold, Radio Metrix Inc. will allocate the purchase price among the products (with the allocation being made in Radio Metrix Inc.'s discretion) and you will receive two percent of the net proceeds of said sale allocated to the parking barrier boom products.

        The Award is subject to the condition that you provide ongoing professional services (during lifetime) in connection with the commercialization and ongoing development and marketing of the barrier boom product. Upon your death or disability, the award is vested even though you will not be able to provide ongoing professional services. While major assignments will, upon mutual agreement, result in the payment of your normal hourly compensation, normal commercialization, development, and marketing, such as FCC opinions, products modifications, customer specifications or adjustments, advice and consulting and marketing support will be compensated solely through the net profit Award without any additional hourly compensation.

        Radio Metrix Inc. looks forward to an ongoing relationship with you in connection with other products now being developed by Radio Metrix Inc. As these products reach commercialization, Radio Metrix Inc. may, but is not required to, offer to you an interest in the Net Profits of such additional products. Until such an interest is offered to you and accepted by you, your work on those products will be paid on an hourly basis or as otherwise agreed. For each product, in addition to the parking barrier boom in which you are subsequently granted a net profit interest, a specific written Award will be issued.

        We look forward to a long-term, professional relationship.

                                                Sincerely,

                                                Radio Metrix Inc.


                                                /s/ STEPHEN A. MICHAEL
                                                Stephen A. Michael
                                                President

SAM\cls


        Net profit interest in the parking barrier boom Radio Metrix Inc. product is hereby accepted.


                                        /s/ PETE LEFFERSON, P.E.
                                        -------------------------------
                                       Pete Lefferson, P.E.



                                       2